ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                         SILVERTHORNE PRODUCTION COMPANY


     Pursuant to the provisions of the Colorado  Business  Corporation  Act, the
undersigned  corporation   ("Corporation")  adopts  the  following  Articles  of
Amendment to its Articles of Incorporation:

     FIRST: The name of the Corporation is Silverthorne Production Company.

     SECOND: The following amendment to the Articles of Incorporation was duly adopted by the directors on June 12, 2000, and by the shareholders on July 11, 2000. The number of votes cast for the amendment by each voting group entitled to vote separately on the amendment was sufficient for approval by that voting group.

     Article FIRST of the Articles of Incorporation is amended in its entirety so that as amended it reads as follows:

     FIRST: The name of the corporation is Cognigen Networks, Inc.


Dated: July 11, 2000.

                                    SILVERTHORNE PRODUCTION COMPANY, INC.,
                                    a Colorado corporation



                                    By:/s/  David L. Jackson, Secretary
                                            ---------------------------
                                            David L. Jackson, Secretary